As filed with the Securities and Exchange Commission on March 18, 1997
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                          LIGHTPATH TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Delaware                                         86-0708398
--------------------------------------------------------------------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

  6820 Academy Parkway East, NE, Albuquerque, New Mexico               87109
--------------------------------------------------------------------------------
       (Address of Principal Executive Offices)                      (Zip Code)

                         Amended Omnibus Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                               Leslie A. Danziger
                              Chairman & President
                          6820 Academy Parkway East, NE
                          Albuquerque, New Mexico 87109
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (505) 342-1100
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                              James L. Adler, Esq.
                            Squire, Sanders & Dempsey
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4046

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                           Proposed                  Proposed
        Title of                                           Maximum                   Maximum
       Securities                   Amount                 Offering                  Aggregate               Amount of
          To Be                     To Be                    Price                   Offering               Registration
       Registered                 Registered               Per Share *                 Price *                   Fee
       ----------                 ----------               -----------                ---------             ------------
Class A                            325,000                    $5.25                 $1,706,250.00              $516.99
Common Stock,
$.01 par value

-------------------------

* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the bid and asked prices for shares of Common Stock on March 13, 1997.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.       Incorporation of Certain Documents by Reference.
              ------------------------------------------------

              The following documents are hereby incorporated by reference into this Registration Statement: (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996; (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to June 30, 1996; and (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.       Description of Securities.  Not applicable.
              -------------------------------------------

Item 5.       Interests of Named Experts and Counsel.  Not applicable.
              --------------------------------------------------------

Item 6.       Indemnification of Directors and Officers.
              ------------------------------------------

        Article TENTH of the Company's Certificate of Incorporation, as amended, provides as follows:

         TENTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 174 of the Delaware General Corporation Law. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

         Article VII of the Company's Bylaws provides, in summary, that the Company is required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit, action or proceeding by reason that such person is or was an officer, director, employee or agent of the Company. Indemnification is against all liability and loss suffered and expenses reasonably incurred. Unless required by law, no such indemnification is required by the Company of any person initiating such suit, action or proceeding without board authorization. Expenses are payable in advance if the indemnified party agrees to repay the amount if he is ultimately found to not be entitled to indemnification. For a full text of Article VI of the Bylaws, see Exhibit 3.3 to this Registration Statement.

Item 7.       Exemption from Registration Claimed.  Not applicable.
              -----------------------------------------------------

Item 8.       Exhibits.
              ---------

              Exhibit Index located at Page 9.

Item 9.       Undertakings.
              -------------

              (a)     The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933;

                               (ii) To  reflect in the  prospectus  any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                               (iii) To include any  material  information  with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3)  To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, and the State of New Mexico, on March 14, 1997.

                                        LIGHTPATH TECHNOLOGIES, INC.
                                        a Delaware corporation



                                        By /s/ Leslie A. Danziger
                                          --------------------------------------
                                             Leslie A. Danziger
                                             Chairman & President

                            SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Leslie A. Danziger and Donald E. Lawson, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                      Title                                  Date
---------                      -----                                  ----

/s/ Leslie A. Danziger  Chairman; President; Chief                March 14, 1997
----------------------  Executive Officer
Leslie A. Danziger

/s/ Donald E. Lawson    Executive Vice President;                 March 14, 1997
--------------------    Treasurer (Principal
Donald E. Lawson        Financial and Accounting
                        Officer)

Signature                      Title                                  Date
---------                      -----                                  ----

/s/ Milton Klein            Director                              March 14, 1997
-------------------------


/s/ Louis Leeburg           Director                              March 14, 1997
-------------------------
Louis Leeburg

/s/ Haydock H. Miller, Jr.  Director                              March 14, 1997
-------------------------

                                  EXHIBIT INDEX


    Exhibit
    Number              Description                             Method of Filing
    ------              -----------                             ----------------

       4      Amended Omnibus Incentive Plan                           *

       5      Form of opinion rendered by Squire, Sanders              *
              & Dempsey, counsel for the Registrant
              (including consent)

       23     Consent of Ernst & Young LLP,                            *
              Independent Auditors

       24.1   Consent of Counsel                                 See Exhibit 5

       25     Powers of Attorney                             See Signature Page

---------------

*  Filed herewith
                                        9